State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 10/07/2020
FILED 10:00 AM 10/07/2020
SR 20207701290 - File Number 7130391

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Hubster Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I: Name" so that, as amended, said Article shall be and read as follows:

The name of the Company shall be and is hereafter amended to be Targatek, Inc, which name shall be filed with the Division of Corporations of the State of Delaware, pursuant to the General Corporation Law thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of July, 2020.

By: [signature]
Authorized Officer

Title: President and CEO

Name: William Adams
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "TARGATEK, INC" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF OCTOBER, A.D. 2020.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "TARGATEK, INC" WAS INCORPORATED ON THE FIRST DAY OF NOVEMBER, A.D. 2018.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

Jeffrey W. Bullock, Secretary of State

7130391 8300

SR# 20208135536

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203976577

Date: 10-30-20